Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Apollo Strategic Growth Capital
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(5)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Domesticated Acquiror Class A Common Stock(1)	457(f)(1)	102,101,250	$9.90	(6)	$1,010,802,375.00	.0000927	$93,701.38
Fees Previously Paid	Equity	Domesticated Acquiror Class A Common Stock issuable upon exercise of warrants(2)	457(g)	39,451,134	$11.50	(7)	$453,688,041.00	.0000927	$42,056.88
	Equity	Domesticated Acquiror Warrants to purchase Domesticated Acquiror Class A Common Stock(3)	457(g)	39,451,134	–		–	–	–	(9)
Fees Previously Paid	Equity	Domesticated Acquiror Class A Common Stock issuable upon exercise of options(4)	457(h)	36,663,742	$7.850	(8)	$287,810,374.70	.0000927	$26,680.02
		Total Offering Amounts					$1,752,300,790.7		$162,438.28
		Total Fees Previously Paid							$162,107.01
		Net Fee Due							$331.27

(1)	The number of shares of Class A common stock of Global Business Travel Group, Inc. (“Domesticated Acquiror Class A Common Stock”) being registered includes (i) 81,681,000 Apollo Strategic Growth Capital (“APSG”) Class A ordinary shares (“Acquiror Cayman Class A Ordinary Shares”) that were sold pursuant to APSG’s Registration Statement on Form S-1 (File No. 333-248847) each of which will automatically convert into shares of Domesticated Acquiror Class A Common Stock in the Domestication and remain outstanding following the contemplated business combination (the “Business Combination”) and (ii) 20,420,250 shares of APSG Class B ordinary shares that will automatically convert into shares of Global Business Travel Group, Inc. Class X common stock in the Domestication, which such shares will then automatically convert into shares of Domesticated Acquiror Class A Common Stock in connection with the consummation of the Business Combination and related transactions between APSG and GBT JerseyCo Limited.

(2)	Represents shares of Domesticated Acquiror Class A Common Stock to be issued upon the exercise of (i) 27,227,000 redeemable warrants to purchase Acquiror Cayman Class A Ordinary Shares (“Acquiror Cayman Public Warrants”) that were registered pursuant to the above referenced registration statement and offered by APSG in its initial public offering (the “IPO”) and (ii) 12,224,134 warrants to purchase Acquiror Cayman Class A Ordinary Shares that were issued in a private placement concurrently with the IPO and related overallotment (“Acquiror Cayman Private Placement Warrants” and, together with the Acquiror Cayman Public Warrants, the “Acquiror Cayman Warrants”). The Acquiror Cayman Warrants will automatically be converted by operation of law into warrants to acquire shares of Domesticated Acquiror Class A Common Stock (“Domesticated Acquiror Warrants”) as a result of the Domestication.

(3)	The number of Domesticated Acquiror Warrants being registered represents (i) 27,227,000 Acquiror Cayman Public Warrants and (ii) 12,224,134 Acquiror Cayman Private Placement Warrants.

(4)	Represents shares of Domesticated Acquiror Class A Common Stock to be issued upon the exercise of 36,663,742 options to purchase Domesticated Acquiror Class A Common Stock that are expected to be outstanding at Closing.

(5)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of share splits, share dividends or similar transactions.

(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Acquiror Cayman Class A Ordinary Shares on the New York Stock Exchange on February 1, 2022 ($9.90 per share), in accordance with Rule 457(f)(1).

(7)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(8)	Calculated pursuant to Rule 457(h) of the Securities Act and based upon the anticipated weighted average exercise price per option.

(9)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

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